Exhibit 10.1

NOTE SUBSCRIPTION AGREEMENT AND RELEASE

This NOTE SUBSCRIPTION AGREEMENT AND RELEASE (this “Agreement”) is made as of __________________, 2026, by and between CaliberCos Inc., a Delaware corporation (the “Company”), and the undersigned (the “Subscriber”).

RECITALS

WHEREAS, the Subscriber is the holder of one or more promissory notes previously issued by the Company and identified on Schedule 1 hereto (each, a “Prior Note” and collectively, the “Prior Notes”);

WHEREAS, the Company has offered to holders of the Prior Notes the opportunity to elect among several alternatives with respect to their Prior Notes, one of which is the exchange of a Prior Note for a new Subordinated Amortizing Promissory Note (Unsecured) of the Company bearing interest at six percent (6.0%) per annum and amortizing in sixty (60) monthly installments of principal and interest (the “New Note”);

WHEREAS, the Subscriber has elected to exchange all or a portion of the principal amount of the Subscriber’s Prior Notes, as set forth on Schedule 1, for a New Note in the corresponding principal amount;

WHEREAS, the New Note is being offered in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”), or Section 3(a)(9) of the Securities Act, the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Subscriber intend that the issuance of the New Note fully satisfies and discharges the exchanged principal amount of the Prior Notes and all obligations of the Company with respect thereto, and that the Subscriber release the Company from all claims relating to the Prior Notes, all on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Subscription and Exchange.

1.1 Subscription. Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to acquire from the Company a New Note in the principal amount set forth on the signature page hereof and on Schedule 1 (the “Exchanged Principal Amount”). The Company agrees to issue such New Note to the Subscriber, subject to Section 1.5 below.

1.2 Consideration. The sole consideration payable by the Subscriber for the New Note is the surrender, cancellation and full satisfaction of the Exchanged Principal Amount of the Prior Notes as provided in Section 2. No cash is payable by the Subscriber. The Subscriber acknowledges that no commission or other remuneration is being paid or given directly or indirectly to any person for soliciting this exchange.

1.3 Surrender of Prior Notes. Concurrently with the execution of this Agreement, the Subscriber shall surrender to the Company the original of each Prior Note, or, if the original is lost, stolen, destroyed or otherwise unavailable, shall so represent to the Company in Section 4.10 and shall deliver such documentation as the Company may reasonably require. The Subscriber’s failure to locate an original Prior Note shall not affect the cancellation and satisfaction provided for in Section 2.

1.4 Delivery. The Company shall deliver the executed New Note to the Subscriber within fifteen (15) business days following the Company’s acceptance of this Agreement. The New Note shall be dated as of the date of the Company’s acceptance.

1.5 Acceptance; Rejection. The Company may accept or reject this subscription, in whole or in part, in its sole discretion, and may terminate or withdraw the exchange offer in its entirety at any time prior to acceptance. If this subscription is rejected in whole, this Agreement shall be of no further force or effect and the Prior Notes shall remain outstanding on their existing terms. If rejected in part, this Agreement shall continue in full force and effect to the extent accepted, and Schedule 1 shall be deemed amended accordingly.

1.6 Irrevocability. Upon execution and delivery by the Subscriber, this Agreement is irrevocable by the Subscriber, subject only to the Company’s right of rejection under Section 1.5.

1.7 Partial Elections. If the Subscriber has elected to allocate less than the full outstanding principal amount of its Prior Notes to the New Note, the portion not so allocated shall be treated as set forth on Schedule 1, and nothing in this Agreement shall satisfy, discharge or release any claim with respect to that portion except as expressly provided on Schedule 1.

2. Payoff, Satisfaction and Cancellation of Prior Notes.

2.1 Payoff and Satisfaction. Effective upon the Company’s issuance of the New Note, the Exchanged Principal Amount of the Prior Notes, together with all accrued and unpaid interest thereon, all fees, all costs and all other amounts of every kind owing with respect thereto, is and shall be deemed paid in full, satisfied, discharged, cancelled and of no further force or effect. To the extent any Prior Note remains outstanding by its terms, it is hereby cancelled as to the Exchanged Principal Amount, and neither the Company nor the Subscriber shall have any further right, obligation, duty or liability under or with respect to it. The Subscriber acknowledges and agrees that the Subscriber has been paid in full with respect to the Exchanged Principal Amount and has no further claim to payment of principal, interest, default interest, late charges, fees, costs, expenses or any other amount under or arising out of the Prior Notes as to the Exchanged Principal Amount.

2.2 No Novation Ambiguity. The parties intend the New Note to evidence a new and separate obligation of the Company and not a continuation, extension, renewal or modification of the Prior Notes. Nothing in this Agreement or the New Note revives, reinstates or continues any term of any Prior Note, including any maturity date, interest rate, extension right, conversion right, prepayment restriction, consent right or remedy.

2.3 Maturity and Extension Matters Resolved. Without limiting Section 3, the Subscriber acknowledges and agrees that any and all questions, disputes, positions and claims concerning the maturity date of any Prior Note, any extension or purported extension of any Prior Note, the authority of any person to agree to or consent to any such extension, and the effect of the passage of any maturity date, are fully and finally resolved by this Agreement as to the Exchanged Principal Amount.

3. Release.

3.1 Release of Claims. In consideration of the issuance of the New Note and the other agreements of the Company set forth herein, the Subscriber, on behalf of itself and its heirs, executors, administrators, trustees, beneficiaries, successors, assigns, agents, attorneys, representatives, and any person or entity claiming by, through or under the Subscriber (collectively, the “Releasing Parties”), hereby fully, finally and forever releases, acquits and discharges the Company and each of its past, present and future parents, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective past, present and future officers, directors, managers, employees, stockholders, members, partners, agents, attorneys, accountants, advisors, insurers and representatives (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, suits, debts, liabilities, obligations, damages, losses, costs, expenses and rights of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, at law or in equity, which any of the Releasing Parties has, has had or may hereafter have against any of the Released Parties, in each case to the extent arising out of, relating to or in connection with the Prior Notes as to the Exchanged Principal Amount, including the offer, sale, issuance, purchase, extension, administration, servicing, non-payment, late payment or maturity thereof, and any statement, communication, representation, omission, forecast, estimate or projection made by or on behalf of any Released Party concerning the Prior Notes or the timing of any repayment thereof, in each case arising at or prior to the date of this Agreement (collectively, the “Released Claims”).

3.2 Unknown Claims. The Subscriber acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the Released Claims, and agrees that this release shall remain in full force and effect notwithstanding the discovery or existence of any such different or additional facts. The Subscriber expressly waives, to the fullest extent permitted by applicable law, the benefit of any statute or rule of law that provides that a general release does not extend to claims which the releasing party does not know or suspect to exist in its favor at the time of executing the release, including California Civil Code Section 1542, which reads: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

3.3 Exclusions from Release. Notwithstanding anything to the contrary in this Section 3, the Released Claims do not include, and nothing in this Agreement releases, waives, limits or impairs: (a) any obligation of the Company under the New Note or under this Agreement; (b) any right or claim with respect to any portion of the Subscriber’s Prior Notes that is not part of the Exchanged Principal Amount; (c) any right of the Subscriber to file a charge or complaint with, communicate with, provide information to, participate in any investigation or proceeding conducted by, or receive any award for information provided to the United States Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, or any other federal, state or local governmental agency or self-regulatory organization, and the Subscriber does not need the Company’s prior authorization to do so and need not notify the Company that it has done so; or (d) any claim that may not be released as a matter of applicable law.

3.4 Covenant Not to Sue. Subject to Section 3.3, the Subscriber covenants not to commence, maintain, prosecute or participate in, and not to authorize, encourage or voluntarily assist any other person in commencing, maintaining or prosecuting, any action, suit, arbitration or proceeding against any Released Party asserting any Released Claim.

3.5 No Assignment of Claims. The Subscriber represents and warrants that it is the sole owner of the Released Claims, that it has not sold, assigned, transferred, conveyed or otherwise disposed of any

Released Claim or any interest therein, and that no other person or entity has or claims any interest in any Released Claim.

3.6 No Admission. This Agreement and the release contained herein are given in compromise and are not, and shall not be construed as, an admission of liability, wrongdoing or breach of any kind by any Released Party, each of which is expressly denied.

3.7 Independent Advice. The Subscriber acknowledges that it has had the opportunity to consult with counsel of its own choosing regarding this Agreement and the release contained herein, that it has read and understands this Section 3, and that it enters into this Agreement voluntarily and without reliance on any statement or representation of any Released Party other than as expressly set forth in this Agreement.

4. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company that:

4.1 Title. The Holder has good and valid title to its Prior Note, free and clear of all restrictions, liens, charges or encumbrances (collectively the “Restrictions”), and is exchanging the Prior Note free and clear of any and all such Restrictions.

4.2 Risk. The Subscriber recognizes that acquiring the New Note involves a high degree of risk, including that: (a) the Company may require additional capital to achieve its business objectives and has no assurance of obtaining it; (b) the Company’s periodic reports filed with the SEC include disclosure regarding substantial doubt about the Company’s ability to continue as a going concern; (c) the New Note is unsecured and is subordinate to all senior indebtedness of the Company; (d) the New Note is not convertible and carries no equity participation; (e) the Subscriber may not be able to liquidate the New Note and transferability is restricted; and (f) the Subscriber could sustain the loss of its entire investment.

4.3 Accredited Investor. The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by its responses to the Investor Questionnaire attached as Exhibit A, is able to bear the economic risk of the investment, and acknowledges that the Company is relying on the information in the Investor Questionnaire. The Subscriber acknowledges that the Company may require third party verification of accredited investor status.

4.4 Sophistication and Advisors. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the New Note, has had the opportunity to retain and has retained to the extent it deemed appropriate its own legal, tax, accounting and financial advisors, and acknowledges that it must rely on such advisors and not on the Company for advice as to the legal, tax and financial consequences of this exchange.

4.5 Access to Information; No Reliance. The Subscriber has had access to and the opportunity to review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and all subsequent reports, and the risk factors and financial statements contained therein, has had the opportunity to ask questions of and receive answers from the Company concerning the Company and the New Note, and has received all information it considers necessary to make its decision. The Subscriber is not relying on any representation, warranty, statement, estimate, forecast, projection or communication of any kind, written or oral, made by or on behalf of the Company or any of its officers, directors, employees, agents or representatives, other than the representations and warranties expressly set forth in Section 5 of this Agreement and in the New Note. Without limiting the foregoing, the Subscriber acknowledges that any prior statement regarding the expected timing of any repayment of any Prior Note was an estimate only, was not a commitment, and is not relied upon by the Subscriber in entering into this Agreement.

4.6 Tax Matters. The Subscriber acknowledges that the exchange of a Prior Note for the New Note may have tax consequences to the Subscriber, that the Company has made no representation regarding the tax treatment of the exchange, and that the Subscriber must consult its own tax advisor.

4.7 Investment Intent; Legend. The New Note is being acquired for the Subscriber’s own account, for investment and not with a view to distribution or resale. The Subscriber consents to the placement of the restrictive legend set forth in the New Note and to the imposition of stop transfer instructions consistent therewith.

4.8 Authority. If the Subscriber is a corporation, partnership, limited liability company, trust, retirement plan, individual retirement account or other entity, such entity represents that: (a) it is duly organized and validly existing; (b) it is authorized and otherwise duly qualified to acquire and hold the New Note and to grant the release in Section 3; (c) the individual executing this Agreement on its behalf has full power and authority to do so, and if the Subscriber is a trust, retirement plan or custodial account, such execution does not violate the governing instrument or any applicable law; and (d) this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Subscriber.

4.9 Prior Notes Schedule Accurate. The information set forth on Schedule 1 regarding the Subscriber’s Prior Notes, including the outstanding principal amount thereof, is accurate, and the Subscriber has no claim that the outstanding principal amount of any Prior Note exceeds the amount shown on Schedule 1.

4.10 Lost Prior Note. If the Prior Note has been lost, the Subscriber represents that, after reasonable search, the Subscriber is unable to locate the original of one or more Prior Notes, that the Subscriber has not sold, assigned, transferred or pledged such Prior Note or any interest therein, and the Subscriber agrees to indemnify and hold the Company harmless from any claim asserted by any person based on such Prior Note.

5. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that:

5.1 Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue the New Note.

5.2 Authorization. This Agreement and the New Note have been duly and validly authorized by the Company and, assuming due execution and delivery by the Subscriber, constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

5.3 No Conflict. The execution and delivery of this Agreement and the issuance of the New Note do not, with or without the giving of notice or the lapse of time, result in any violation of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws, as amended.

5.4 Exclusive Representations. Except as expressly set forth in this Section 5 and in the New Note, the Company makes no representation or warranty of any kind, express or implied, and expressly disclaims any implied representation or warranty.

6. Miscellaneous.

6.1 Notices. Any notice given hereunder shall be in writing and shall be deemed sufficient if delivered in accordance with the notice provisions of the New Note, addressed to the Company at 8901 E. Mountain View Rd., Suite 150, Scottsdale, AZ 85258, Attention: Chief Executive Officer, and to the Subscriber at the address indicated on the signature page hereof.

6.2 Indemnification by Subscriber. The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Released Parties against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature arising out of or based upon any breach by the Subscriber of any representation, warranty or covenant made by the Subscriber in this Agreement.

6.3 Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Subscriber, provided that the Company may amend this form of Agreement with respect to subscriptions not yet accepted.

6.4 Entire Agreement. This Agreement, together with Schedule 1, the Exhibits hereto and the New Note, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, correspondence and understandings of any and every nature among them relating to the Prior Notes and the exchange contemplated hereby.

6.5 Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. The Released Parties who are not signatories hereto are intended third party beneficiaries of Section 3 and Section 6.2.

6.6 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

6.7 Dispute Resolution. The parties agree that any dispute arising out of or relating to this Agreement, the New Note or the Prior Notes, including disputes as to arbitrability and all disputes with the Company or any employee, agent, representative, officer, director or attorney of the Company, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association (“AAA”). Arbitration shall be conducted by one neutral arbitrator, selected by the parties (or AAA pursuant to AAA rules, if the parties fail to agree) and such arbitrator shall serve as arbiter of the tribunal. Judgment upon the award may be entered in any court having jurisdiction and shall be final, binding and not subject to appeal. The arbitration shall occur in Scottsdale, Arizona, and the laws of the State of Delaware shall govern all such claims. Each side shall pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Nothing in this Section limits any right preserved under Section 3.3.

6.8 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court or arbitrator of competent jurisdiction shall not affect any other provision, which shall remain in full force and effect, and the invalid or unenforceable provision shall be modified to the minimum extent necessary to render it enforceable.

6.9 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement may be executed and delivered by electronic signature, including through DocuSign or a comparable service, and by facsimile or scanned copy delivered by electronic mail, each of which shall have the same force and effect as an original manual signature. The Subscriber consents to the use of electronic records and electronic signatures in connection with this Agreement and the New Note.

6.10 Further Assurances. The Subscriber shall execute and deliver such further instruments and take such further action as the Company may reasonably request to carry out the purposes of this Agreement, including the cancellation of the Prior Notes and the confirmation of the subordination of the New Note.

6.11 Headings. Section headings are for convenience only and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CALIBERCOS INC.

By: ____________________________
Name: John C. Loeffler II
Title: Chief Executive Officer
Address: 8901 E. Mountain View Rd., Suite 150, Scottsdale, Arizona 85258

SUBSCRIBER

Exact name in which title is to be held: ______________________________________

Principal amount of New Note subscribed for: $______________________

Manner in which title is to be held (check one):

1. ___ Individual
2. ___ Joint Tenants with Right of Survivorship
3. ___ Community Property
4. ___ Tenants in Common
5. ___ Corporation / Partnership / Limited Liability Company
6. ___ IRA
7. ___ Trust / Estate / Pension or Profit Sharing Plan Date opened: ____________
8. ___ Custodian under the Uniform Gift to Minors Act of the State of ____________
9. ___ Married with Separate Property
10. ___ Keogh
11. ___ Tenants by the Entirety

Signature: ______________________________ Date: ______________
Print name and title: ______________________________________
Address: ______________________________________________________
City, State, Zip: _______________________________________________
Taxpayer identification or Social Security number: ______________________
Telephone: ______________________ Email: ______________________

If more than one Subscriber, each Subscriber must sign.

ACCEPTED by CaliberCos Inc. on ______________, 2026.
By: ___________________________ Name: ____________________ Title: ____________________

SCHEDULE 1

PRIOR NOTES AND ELECTION

Prior Note (instrument and date)	Original principal	Outstanding principal	Principal exchanged for New Note	Principal not exchanged, and treatment

Total principal exchanged for the New Note: $______________________

The release in Section 3 of the Agreement applies only to the principal amount shown in the column “Principal exchanged for New Note.” Any principal amount shown in the final column remains subject to its existing instrument except as separately documented.

EXHIBIT A

INVESTOR QUESTIONNAIRE

[Attach the Company’s current accredited investor questionnaire and accreditation attestation. The form used for the 2023 notes offering, “CaliberCos Notes Offering, Investor accreditation attestation,” may be used, updated for the current Rule 501 categories and for the verification method the Company elects to rely on.]